AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS


                            between

MOSHE SILAGI AND ANDREA SILAGI, Co-Trustees of the Silagi Family Trust, CONEJO BUSINESS PARK, LLC, a California limited liability company, MARIN CORPORATE CENTER LLC, a California limited liability company, and
     EVERGREEN PLAZA LLC, a California limited partnership

                           as Seller

                              and

               ARDEN REALTY LIMITED PARTNERSHIP,
                 a Maryland limited partnership

                            as Buyer


                       TABLE OF CONTENTS


                                                             Page

1.    DEFINITIONS                                               1
      1.1   "Appurtenances                                      1
      1.2   "Assignments of Intangible Property                 1
      1.3   "Assignments of Leases                              2
      1.4   "Bills of Sale                                      2
      1.5   "Closing                                            2
      1.6   "Closing Date                                       2
      1.7   "Code                                               2
      1.8   "Deeds                                              2
      1.9   "Deposit                                            2
      1.10  "Due Diligence Period                               2
      1.11  "Escrow Holder                                      2
      1.12  "Fixtures                                           2
      1.13  "Governmental Regulations                           3
      1.14  "Hazardous Materials                                3
      1.15  "Intangible Property"                               3
      1.17  "Land                                               3
      1.18  "Leases                                             4
      1.19  "Licenses and Permits                               4
      1.20  "Notices To Tenants                                 4
      1.21  "Personal Property                                  4
      1.22  "Property" or "Properties"                          4
      1.23  "Purchase Price                                     4
      1.24  "Real Property                                      4
      1.25  "Records and Plans                                  4
      1.26  "Service Contracts                                  5
      1.27  "Tenant Estoppels                                   5
      1.28  "Title Company                                      5
      1.29  "Title Policy                                       5
      1.30  "Transferor's Certificate                           5
      1.31  "Warranties                                         5
      1.32  "Thousand Oaks Tanning Plaza"                       5
      1.33  "Rancho Plaza"                                      5
      1.34  "Pennsfield Plaza"                                  5
      1.35  "Conejo Business Park"                              6
      1.36  "Marin Corporate Center"                            6
      1.37  "Evergreen Plaza"                                   6

2.    ESCROW                                                    6

3.    AGREEMENT TO SELL; PURCHASE PRICE                         6
      3.1   Deposit                                             6
      3.2   Balance of Purchase Price                           6
      3.3   Adjustment of Purchase Price                        7

4.    DELIVERIES AT CLOSING; CLOSING PROCEDURES                 7
      4.1   By Seller                                           7
      4.2   By Buyer                                            8
      4.3   By Buyer and Seller                                 8
      4.4   Closing Procedures                                  8

5.    REPRESENTATIONS AND WARRANTIES                            9
      5.1   Seller's Representations and Warranties.            9
            5.1.1 Organization                                  9
            5.1.2 Non-foreign Person                            9
            5.1.3 Personal Property Owner                      10
            5.1.4 No Prior Transfers - Property                10
            5.1.5 Agreements                                   10
            5.1.6 No Litigation                                10
            5.1.7 Notice of Violations                         10
            5.1.8 Hazardous Materials                          10
            5.1.9 Use Permits and Other
                  Approvals                                    11
            5.1.10                     Compliance with Agreements   11
            5.1.11                             Financial Position   11
            5.1.12                                     Agreements   11
            5.1.13                                     Insolvency   11
            5.1.14                           Governmental Actions   11
            5.1.15                                        Brokers   11
            5.1.16                                         Leases   11
            5.1.17                            Exhibits; Schedules   12
            5.1.18                      Continuing Representation   12
      5.2   Buyer's Representations and Warranties.            12
            5.2.1 Organization                                 12

6.    SELLER'S OBLIGATIONS                                     12
      6.1   Further Liens and Encumbrances                     12
      6.2   Leases; Other Contracts; Interim
            Activities                                         13
      6.3   Property Management and Operation                  13
      6.4   Compliance with Laws                               13
      6.5   Actions Pending                                    13
      6.6   Insurance Policies                                 13
      6.7   Leasing Commissions                                13
      6.8   Cooperation with Representatives                   14
      6.9   No Removal of Personal Property                    14
      6.10  Obtaining Estoppels and Consents                   14
      6.15  Change in Condition                                15

7.    TITLE TO REAL PROPERTY                                   15

8.    CONDITIONS PRECEDENT/CONCURRENT TO CLOSING; CLOSING
      DATE                                                     15
      8.1   Buyer's Conditions                                 15
            8.1.1 Representations, Warranties
                  and Covenants of Seller                      15
            8.1.2 Seller's Deliveries                          15
            8.1.3 No Material Changes                          15
            8.1.4 Delivery of Pre-Closing
                  Documents and Agreements                     16
            8.1.5 Title Insurance                              16
            8.1.6 Due Diligence Approval                       17
            8.1.7 Miscellaneous Information and
                  Documentation                                17
            8.1.8 Exhibits and Schedules                       17
            8.1.9 Estoppel Certificates                        17
            8.1.10 Loan Assumption                             17

9.    DUE DILIGENCE PERIOD                                     17
      9.1   Matters To Be Reviewed                             17
            9.1.1 Title                                        17
            9.1.2 Inspections and Studies                      18
            9.1.3 Indemnity                                    20
      9.2   Notice of Objections                               20
      9.3   Election Not to Purchase One or More
            Properties                                         20

10.   PRORATIONS                                               21
      10.1  Current Rent                                       21
      10.2  Percentage Rent                                    21
      10.3  Rent Arrears                                       21
      10.4  Security Deposits                                  21
      10.5  Other Tenant Charges                               21
      10.6  Utility Charges                                    21
      10.7  Other Prorations                                   21
      10.8  Free Rent                                          22
      10.9  Preliminary Closing Adjustment                     22
      10.10 Post-Closing Reconciliation                        22
      10.11 Survival                                           22

11.   COSTS AND EXPENSES                                       22
      11.1  Seller                                             22
      11.2  Other Closing Costs                                22
      11.3  Delivery of Possession                             22

12.   GENERAL INDEMNIFICATION.                                 23

13.   CONDEMNATION AND DESTRUCTION                             23
      13.1  Eminent Domain or Taking                           23
      13.2  Damage or Destruction                              24

14.   REMEDIES                                                 25
      14.1  Buyer's Remedies                                   25
      14.2  Seller's Remedies                                  26

15.   LOAN ASSUMPTION                                          27
      15.1  Loan Assumption Contingency                        27
      15.2  Defined Terms                                      27

16.   MARKETING                                                27

17.   BROKERAGE COMMISSIONS                                    27

18.   NOTICE                                                   28

19.   MISCELLANEOUS                                            29
      19.1  Survival                                           29
      19.2  No Assumption by Buyer or Buyers                   29
      19.3  Parties in Interest                                29
      19.4  Section Headings                                   29
      19.5  No Oral Modifications                              29
      19.6  Full Integration                                   29
      19.7  Binding Effect                                     30
      19.8  Seller's Advice of Counsel                         30
      19.9  Attorneys' Fees                                    30
      19.10 Governing Law                                      30
      19.11 Confidentiality                                    30
      19.12 Captions                                           31
      19.13 Severability                                       31
      19.14 Time of the Essence                                31
      19.15 Non-Waiver                                         31
      19.16 Assignment                                         31
      19.17 Facsimile                                          31
      19.18 Further Assurances                                 31
      19.19 Counterparts                                       31
      19.20 WAIVER OF JURY TRIAL                               31
      19.21 Arbitration                                        32

20.   AS-IS                                                    32


                 AGREEMENT OF PURCHASE AND SALE
                 AND JOINT ESCROW INSTRUCTIONS


          THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") dated as of the 1st day of August, 1997 is by and between Moshe Silagi and Andrea Silagi, Co-Trustees of the Silagi Family Trust (the "Trust"), Conejo Business Park, LLC, a California limited liability company ("Conejo LLC"), Marin Corporate Center LLC, a California limited liability company ("Marin LLC"), and Evergreen Plaza LLC, a California limited partnership ("Evergreen LLC") (collectively, "Seller"), and Arden Realty Limited Partnership, a Maryland limited partnership ("Buyer"). Capitalized terms used in the Recitals below, not otherwise defined therein, shall have the meanings ascribed to them in Section 1 of this Agreement.


                        R E C I T A L S

          WHEREAS, this Agreement is made and entered into with reference to the following facts:

          WHEREAS, Seller is the owner of the Property (defined below).

          WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Property on the terms and conditions set forth in this Agreement.


                       A G R E E M E N T

          NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

          1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

               1.1 "Appurtenances" means all Seller's interest in all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances in, on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements appurtenant to the Land.

               1.2 "Assignments of Intangible Property" means the Assignments of Intangible Property and Service Contracts, to be duly executed and delivered by Seller in accordance with
Section 4.1 of this Agreement, assigning to Buyer all of Seller's right, title and interest in and to the Intangible Property and Service Contracts. The Assignments of Intangible Property shall each be in the form of, and upon the terms contained in, Exhibit "B".

               1.3 "Assignments of Leases" means the Assignments of Leases, to be duly executed and delivered by Seller in accordance with Section 4.1 of this Agreement, assigning to Buyer all of Seller's right, title and interest in and to the Leases. The Assignments of Leases shall each be in the form of, and upon the terms contained in, Exhibit "C".

               1.4 "Bills of Sale" means the Bills of Sale, to be duly executed and delivered by Seller in accordance with
Section 4.1 of this Agreement, conveying to Buyer all of the Personal Property. The Bills of Sale shall each be in the form of, and upon the terms contained in, Exhibit "D".

               1.5  "Closing" means the consummation of the
conveyances of the Property, the Leases and the other transactions contemplated under this Agreement, all of which shall occur on or before the Closing Date.

               1.6 "Closing Date" means the later of (i) the first business day which is three (3) days following the end of the Due Diligence Period, or (ii) the first business day which is two (2) days following the date the condition set forth in
Section 15 is fully satisfied, unless otherwise mutually agreed to in writing by Buyer and Seller or extended pursuant to the terms of this Agreement.

               1.7  "Code" means the United States Internal
Revenue Code of 1986, as amended.

               1.8 "Deeds" means the Grant Deeds, to be duly executed, acknowledged and delivered in recordable form by Seller in accordance with Section 4.1 of this Agreement, conveying to Buyer good and marketable fee simple title to the Real Property. The Deeds shall each be in the form of, and upon the terms contained in, Exhibit "E".

               1.9  "Deposit" means the sum of Two Hundred
Thousand Dollars ($200,000.00) to be delivered within one (1) business day after the mutual execution of this Agreement by Buyer and Seller and delivery of the same to Escrow Holder in accordance with Section 3.1 of this Agreement.

               1.10 "Due Diligence Period" means the period commencing on the date this Agreement is executed and delivered by both Buyer and Seller and ending at 6:00 p.m. (California time) on the first business day which is thirty (30) days after the date that this Agreement has been mutually executed and delivered by both parties.

               1.11 "Escrow Holder" means Chicago Title Insurance
Company, 700 S. Flower St., Suite 920, Los Angeles, California,
Attention:  Mr. Frank Jansen.

               1.12 "Fixtures" means all fixtures placed on, attached to, or located at and used in connection with the operation of, the Land.

               1.13 "Governmental Regulations" means any local, state, and federal laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, with out limitation, those relating to land use, subdivision, zoning, environmental, labor relations, notification of sale to employer, Hazardous Materials, occupational health and safety, water, earthquake hazard reduction and building and fire codes) bearing on the construction, development, alteration, rehabilitation, maintenance, use, operation, or sale of the Property.

               1.14 "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, any agency of the State of California or any agency of the United States Government. The term "Hazardous Materials" includes, without limitation, any material or substance which (a) contains petroleum or any petroleum by-products, (b) contains asbestos, (c) contains urea formaldehyde foam insulation, (d) is designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ' 1317), (e) is defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 (42 U.S.C.
' 6903), or (f) is defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ' 9601 (42 U.S.C.
' 9601). Each reference to a statute or law in this definition shall be deemed to include any amendments thereto which are enacted from time to time.

               1.15 "Intangible Property" means all of Seller's right, title and interest in and to any and all intangible personal property now and through the Closing Date owned by Seller and/or used in connection with the ownership, construction, development, use and/or operation of the Real Property and/or Personal Property, including, without limitation, the Service Contracts (to the extent approved in writing by Buyer), the Licenses and Permits, the Intellectual Property and the Records and Plans and the Warranties.

               1.16 "Intellectual Property" means any and all intellectual property owned by Seller or licensed to Seller and used in connection with the ownership, use and/or operation of the Real Property and/or Personal Property, including, without limitation, trade names, logos, derivations, slogans and other marks owned or used by or licensed to Seller and associated with the Real Property and/or Personal Property.

               1.17 "Land" collectively means the real property located at (i) 1655 E. Thousand Oaks Boulevard, Thousand Oaks, California (commonly known as Thousand Oaks Tanning Plaza), (ii) 60 and 100 Rancho Road, Thousand Oaks, California (commonly known as Rancho Plaza); (iii) 516 N. Pennsfield Place, Thousand Oaks, California (commonly known as Pennsfield Plaza); (iv) 101, 123 and 145 Hodencamp Boulevard, Thousand Oaks, California (commonly known as Conejo Business Park); (v) 501 and 509 Marin Street, Thousand Oaks, California (commonly known as Marin Corporate Center); and (vi) 3653-3723 E. Thousand Oaks Boulevard, Thousand Oaks, California (commonly known as Evergreen Plaza), as each component of the Land is respectively described in Exhibits "A-1," "A-2," "A-3," "A-4," "A-5" and "A-6."

               1.18 "Leases" means all existing leases, rental and occupancy agreements and lease commitments relating to the Real Property, including those Leases which are listed on Exhibits "F-1," "F-2," "F-3," "F-4," "F-5" and "F-6,"
respectively, together with any and all leases which are entered into after the date of this Agreement in accordance with
Section 6.2 of this Agreement.

               1.19 "Licenses and Permits" means all of Seller's right, title, interests, privileges, benefits and remedies in, to and under all authorizations, approvals, permits, certificates of occupancy, licenses, agreements, variances, tentative maps, final maps, plans and specifications and land use entitlements held by Seller and/or relating to the construction, reconstruction, occupancy, operation or use of any part of the Real Property or Personal Property.

               1.20 "Notices To Tenants" means notices from
Seller to all tenants who are parties to any of the Leases whereby such tenants are notified that the Property has been transferred by Seller to Buyer and instructing them to pay any and all rents and other sums payable under the Leases from and after the Closing directly to Buyer or as otherwise directed by Buyer, in the form of Exhibit "G".

               1.21 "Personal Property" means all personal property of Seller located on or in or used in connection with the Real Property, including those items set forth on Exhibits "H-1," "H-2," "H-3," "H-4," "H-5" and "H-6," respectively.

               1.22 "Property" or "Properties" collectively means the Real Property, the Personal Property and the Intangible
Property.

               1.23 "Purchase Price" means the sum of Thirty-Five
Million Five Hundred Fifty-Six Thousand Three Hundred Eighty
Seven Dollars ($35,556,387), subject to the terms of Section 3.3 below.

               1.24 "Real Property" means the Land, the improvements situated on the Land, the Fixtures and the Appurten ances.

               1.25 "Records and Plans" means (a) all books and records maintained in connection with the ownership, development, construction, maintenance or operation of the Property, (b) all preliminary, final and "as-built" plans and specifications respecting the Real Property, and (c) all structural reviews, architectural drawings, topographical maps and engineering, soil, seismic, environmental, asbestos, geologic and architectural reports, studies and certificates and other documents pertaining to the Real Property (including those which include comments by any building or safety engineer, inspector or other person who regularly makes such inspections) which are within the possession of, under the control of, or reasonably available to, Seller.

               1.26 "Service Contracts" means the maintenance contracts, equipment leases, warranties, guarantees, management contracts and bonds, and any other similar obligations, commitments or arrangements, together with all supplements, amendments and modifications thereto, relating to the construction, development, marketing, operation, maintenance or enjoyment of the Property, which are set forth on Exhibits "I-1", "I-2," "I-3," "I-4", "I-5", and "I-6" respectively, attached to this Agreement.

               1.27 "Tenant Estoppels" means written statements in the form of, and upon the terms contained in, Exhibit "J", in favor of Buyer from each of the tenants who are parties to any of the Leases, dated not earlier than fifteen (15) days prior to the Closing Date.

               1.28 "Title Company" means Chicago Title Company.

               1.29 "Title Policy" means an ALTA owner's title policy (Form B-1970) issued by the Title Company for the benefit of Buyer, which Title Policy shall have a liability limit in the amount of the Purchase Price, shall include those endorsements requested by Buyer and shall show only those matters which constitute Permitted Exceptions (defined below).

               1.30 "Transferor's Certificate" means the certificate, to be duly executed by Seller under penalty of perjury and delivered by Seller in accordance with Section 4.1 of this Agreement, certifying that Seller is not a "foreign person" in accordance with the provisions of Section 1445 of the Code and any similar provisions of applicable state law. The Transferor's Certificate shall be in the form of, and upon the terms contained in, Exhibit "K".

               1.31 "Warranties" means all third party warranties and guarantees relating to the Property, including any instruction books (e.g., for vertical transportation, HVAC and other building systems).

               1.32      "Thousand Oaks Tanning Plaza" means the
Real Property, Personal Property and Intangible Property related solely to the real property located at 1655 E. Thousand Oaks
Blvd., Thousand Oaks, California.

               1.33      "Rancho Plaza" means the Real Property,
Personal Property and Intangible Property related solely to the real property located at 60 and 100 Rancho Road, Thousand Oaks,
California.

               1.34      "Pennsfield Plaza" means the Real
Property, Personal Property and Intangible Property related solely to the real property located at 516 N. Pennsfield Place, Thousand Oaks, California.

               1.35      "Conejo Business Park" means the Real
Property, Personal Property and Intangible Property related solely to the real property located at 101, 123 and 145 Hodencamp
Boulevard, Thousand Oaks, California.

               1.36      "Marin Corporate Center" means the Real
Property, Personal Property and Intangible Property related solely to the real property located at 501 and 509 Main Street, Thousand Oaks, California.

               1.37      "Evergreen Plaza" means the Real
Property, Personal Property and Intangible Property related solely to the real property located at 3653-3723 E. Thousand Oaks
Boulevard, Thousand Oaks, California.

          2. ESCROW. The purchase and sale of the Property shall be consummated through an escrow at Escrow Holder. As soon as reasonably practicable following the mutual execution of this Agreement, but in no event later than three (3) days after the date of this Agreement, the parties shall deliver to Escrow Holder a fully executed counterpart of this Agreement, which shall constitute its escrow instructions. The parties shall execute such additional escrow instructions, not inconsistent with this Agreement, as Escrow Holder shall deem reasonably necessary for its protection. In the event of any conflict between this Agreement and any additional escrow instructions, the terms of this Agreement shall govern.

          3. AGREEMENT TO SELL; PURCHASE PRICE. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property in accordance with the terms, and subject to the conditions, of this Agreement. The Purchase Price for the Property will be paid as follows:

               3.1 Deposit. Within one (1) business day after the execution of this Agreement by Buyer and Seller and delivery of the same to Escrow Holder, Buyer will deliver the Deposit to Escrow Holder to hold in trust. Escrow Holder will invest the Deposit in an interest bearing account with a responsible federally-insured institutional lender approved by Buyer, and interest will be for the account of Buyer except as otherwise provided in this Agreement and will be credited against the Purchase Price at Closing.

               3.2  Balance of Purchase Price.  The entire
balance of the Purchase Price less, if Buyer assumes the Existing Loans (defined in Section 15 below), the outstanding principal balance plus any accrued interest and other amounts due and owing under the Existing Loans as of the Closing Date (after also taking into account the adjustments described in Sections 10 and
11), shall be paid to Seller, through Escrow Holder, at Closing.

               3.3  Allocation of Purchase Price.  The Purchase
Price is allocated between the Properties as follows:

                    (a)  Thousand Oaks Tanning Plaza:  $1,926,055

                    (b)  Rancho Plaza:  $3,000,000

                    (c)  Pennsfield Plaza:  $3,114,355

                    (d)  Conejo Business Park:  $9,289,677

                    (e)  Marin Corporate Center:  $7,156,300

                    (f)  Evergreen Plaza:  $11,070,000

               3.4  Loan Assumption Credit.   If Buyer assumes
the Existing Loans, the Purchase Price shall be reduced by an amount equal to $656,382 to reflect Buyer's obligation to pay any loan assumption fees and comply with the terms of the Existing
Loans after the Closing Date.   The aforementioned loan
assumption credit shall be allocated between the following properties in accordance with the following breakdown:

               Conejo Business Park - $384,771.13 (58.62%);  and
               Marin Corporate Center - $271,610.87 (41.38%).

          4. DELIVERIES AT CLOSING; CLOSING PROCEDURES. The Closing will take place on the Closing Date. Buyer may elect to close escrow on an earlier date by giving written notice to Seller and Escrow Holder of its intent to close escrow earlier at least five (5) days in advance of such earlier date, but such notice shall not be binding upon Buyer, and if Buyer is not in a position to close on the earlier date, Buyer shall have until the Closing Date to close.

               4.1 By Seller. At least two (2) business days prior to the Closing, Seller shall deliver or cause to be delivered to Escrow Holder (unless otherwise indicated) the following items, duly executed and, where appropriate, acknowledged by Seller:

                    4.1.1 The Deeds.

                    4.1.2 The Bills of Sale.

                    4.1.3 The Assignments of Intangible Property.

                    4.1.4 The Assignments of Leases.

                    4.1.5 The Notices to Tenants.
                    4.1.6 The Transferor's Certificate.

                    4.1.7 The Tenant Estoppels (to be delivered directly to Buyer).

                    4.1.8 Such resolutions, authorizations,
certificates of good standing and/or other corporate and partnership documents relating to Seller as are reasonably required by Buyer in connection with the transactions contemplated under this Agreement.

                    4.1.9 All such further conveyances, assign ments, confirmations, satisfactions, releases, instruments, affidavits, approvals, consents and any and all such further instruments and documents as may be reasonably necessary, appropriate, expedient or proper in the reasonable opinion of
(i) Buyer in order to effectuate and complete any and all convey ances, transfers, sales and assignments provided in this Agreement, or (ii) Title Company in order to issue the Title Policy.

               4.2 By Buyer. At the Closing, Buyer will deliver or cause to be delivered to Escrow Holder or the Seller the following items, duly executed and, where appropriate, acknowledged by Buyer:

                    4.2.1 The net balance of the Purchase Price, to be paid in accordance with Sections 3.2 of this Agreement, after deducting the Deposit plus any interest accrued thereon, and after taking into account the adjustments and cost allocations in accordance with Sections 10 and 11.

                    4.2.2       Counterparts of the Assignments
of Intangible Property and the Assignments of Leases.

                    4.2.3 Such corporate resolutions, certifi cates of good standing and/or other corporate and partnership documents relating to Buyer as are reasonably required by Seller in connection with the transactions contemplated under this Agreement.

               4.3 By Buyer and Seller. Buyer and Seller will each deposit such other instruments consistent with this Agree ment as are reasonably required to effectuate the transactions contemplated under this Agreement.

               4.4 Closing Procedures. Provided that Escrow Holder has received the documents and funds described in Sections 4.1 and 4.2 above and has not received notice from any party hereto either that an agreement of another party hereunder has not been performed, that a condition set forth herein has not been satisfied or waived or that this Agreement has terminated (by its terms or by an election duly made hereunder), and further provided that the issuance of, or an unconditional commitment to issue, the Title Policy has been obtained, Escrow Holder is authorized and instructed at 8:00 a.m. on the Closing Date to:
                    4.4.1 Record the Deeds with the County
Recorder of Los Angeles County, California.

                    4.4.2       Cause the Title Policy to be
issued by the Title Company.

                    4.4.3 Deliver to Buyer: the Assignments of
Leases, the Assignments of Intangible Property, the Bills of Sale, the Transferor's Certificate, all documents and items required to be delivered by Seller pursuant to Sections 4.1 and 8.1.4 or any other provision of this Agreement, not otherwise previously delivered directly to Buyer, all other items deposited by Seller with Escrow Holder pertaining to the Property, and any funds deposited by Buyer in excess of the amount to be paid by Buyer under the terms of this Agreement.

                    4.4.4 Deliver to Seller: the Purchase Price after taking into account the adjustments and cost allocations in accordance with Sections 10 and 11, and the Assignments of Leases and Assignments of Intangible Property executed in counterpart by Buyer, and any other document deposited by Buyer with Escrow Holder for delivery to Seller at the Closing.

                    4.4.5 Mail the Notices to Tenants to each of the tenants under the Leases by certified mail, return receipt requested.

          5.   REPRESENTATIONS AND WARRANTIES.

               5.1 Seller's Representations and Warranties. Seller makes the following representations and warranties to Buyer, upon which warranties and representations Buyer has relied and will continue to rely, all of which are true as of the date of this Agreement and will be true and correct as of the Closing:

                    5.1.1 Organization. Each of the constituent entities comprising Seller is duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to do business in the State of California. The execution and delivery of this Agreement and the other documents contemplated this Agreement by Seller, and the performance by Seller of the obligations under this Agreement and the other documents contemplated in this Agreement (i) are within the power of Seller; (ii) have been duly authorized by all requisite corporate action; and (iii) will not violate any provision of law, any order of any court or agency of government, the charter documents of Seller, or any indenture, agreement or any other instrument to which Seller is a party. This Agreement and each of the other documents described in this Agreement when executed and delivered to Buyer, will constitute legal, valid and binding obligations enforceable against Seller in accordance with the terms of such documents.

                    5.1.2 Non-foreign Person.  Seller is not a
"foreign person" as that term is defined in Section 1445(f) of the Code and the applicable provisions of the applicable state, if any, and the regulations issued thereunder, as amended, or any successor thereto.

                    5.1.3 Personal Property Owner. Seller is the sole owner of all personal property situated on the Real Property (other than personal property owned by tenants under the Leases) free of any adverse claim of any kind whatsoever, except for the liens or security interests expressly approved by Buyer in its sole discretion.

                    5.1.4 No Prior Transfers - Property. Seller has not transferred, by sale, assignment or otherwise, to any person, partnership, corporation or other entity, all or any portion of any right, title or interest which it may have in and to the Property or the Leases.

                    5.1.5 Agreements.

                          5.1.5.1 There are no contracts for
deed, land contracts or any oral or written agreements or other executory agreements whatsoever for the assignment or transfer of any portion(s) of the Property in effect or in existence with respect to the Property, except those previously disclosed to Buyer.

                          5.1.5.2 There are no oral or written
agreements or executory agreements whatsoever for the use and occupancy of the Real Property other than the Leases and there are no tenants or occupants of the Real Property except pursuant to the Leases.

                          5.1.5.3 There are no management,
service, maintenance, advance booking, employment or brokerage agreements, obligations, commitments or arrangements, written or oral, with respect to the Real Property, except for the Service Contracts.

                    5.1.6 No Litigation. There (a) is no actual or, to the best of Seller's knowledge, threatened suit, action or legal, administrative, arbitration or other proceeding or governmental investigation involving or affecting the Property or the Leases, and (b) are no judgments, decrees, or orders against Seller, except as previously disclosed to Buyer.

                    5.1.7 Notice of Violations. To the best of Seller's knowledge, Seller has (a) not received notice of any outstanding violations, past or present, of any Governmental Regulations, and (b) no knowledge of any condition which con stitutes such a violation.

                    5.1.8 Hazardous Materials.  To the best of
Seller's actual knowledge, neither Seller nor any third parties have disposed of, generated, handled, manufactured, stored, used, transported or discharged of any Hazardous Materials in or about the Real Property nor are there (a) any violations under or actions taken with respect to violations under any Governmental Regulations, or (b) any underground storage tanks located on or under the Land.

                    5.1.9 Use Permits and Other Approvals. To the best of Seller's knowledge, the Licenses and Permits and easements and rights of way, including proof of dedication, are all in full force and effect.

                    5.1.10         Compliance with Agreements.
To the best of Seller's knowledge, no default exists under any covenant, restriction or agreement related to or affecting the Property or the Leases, except as previously disclosed to Buyer.

                    5.1.11         Financial Position.  The
financial statements and all financial data heretofore delivered to Buyer relating to Seller or the Property, including, without limitation, the Rent Roll (defined in Section 9.1.2.3 below) and all operating statements, are true, correct and complete in all material respects as of the date thereof. No material adverse change has occurred in such financial position subsequent to the date such statements are delivered to Buyer.

                    5.1.12         Agreements.  The Licenses and
Permits, Records and Plans, Service Contracts, Warranties, and all other (i) books and records relating to or affecting the Property, and (ii) contracts or documents delivered to Buyer pursuant to this Agreement or in connection with the execution hereof, are true, correct and complete. The Records and Plans and Licenses and Permits have been fully paid for and are not subject to any liens, encumbrances or claims of any kind.

                    5.1.13         Insolvency.  There are no
attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending or threatened against Seller, nor are any such proceedings contemplated by Seller.

                    5.1.14         Governmental Actions.  To the
best of Seller's knowledge, there are no plans, studies or efforts by any governmental authorities or agencies or by any other persons or entities that in any way could affect the use of the Property or any portion thereof.

                    5.1.15         Brokers.  Except as set forth
on Exhibit "L" attached hereto, there are no brokers' commissions or finder's fees currently due and payable in connection with the Leases, any extension of the Leases, or any expansion of any existing premises being leased pursuant to the Leases.

                    5.1.16         Leases.  Except as otherwise
set forth on Exhibit "M" attached hereto, (i) there are no uncured monetary defaults (with or without the giving of notice or the passage of time) and, to the best of Seller's knowledge, no uncured non-monetary defaults (with or without the giving of notice or the passage of time), or outstanding notices of default or termination under the Leases; (ii) Seller, as landlord, has received no written notice from any tenant that Seller is in default or not complying with Seller's obligations, as landlord, under any Lease; (iii) there are no rights of first refusal or other rights granted to tenants respecting the purchase of the Property; and (iv) there is no free rent or other economic concessions granted to tenants under the Leases.

                    5.1.17         Exhibits; Schedules.  All
exhibits and schedules to this Agreement are true, correct and complete as of the date of this Agreement and shall be true, correct and complete as of the Closing Date.

                    5.1.18 Continuing Representation. No representation, warranty or statement of Seller in this Agreement or in any document, certificate, schedule or other matter furnished or to be furnished to Buyer pursuant thereto or in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

          Notwithstanding anything to the contrary contained herein, as to each Property, the foregoing representations and warranties shall be deemed to be respectively given by that entity comprising Seller which owns the respective Property. By way of example only and not by way of limitation, the representation in Section 5.1.8 shall be deemed to be separately given by (i) Conejo LLC with respect to Conejo Business Park,
(ii) Marin LLC with respect to Marin Corporate Center, (iii) Evergreen LLC with respect to Evergreen Plaza, and (iv) the Trust with respect to each of Thousand Oaks Tanning Plaza, Rancho Plaza and Pennsfield Plaza. Furthermore, all references to "Seller's knowledge" shall mean and refer to the actual knowledge of Moshe Silagi, who is actively involved in the operation and management of the Properties. Seller acknowledges that Mr. Silagi is the Seller representative most likely to have specific knowledge of the matters which are the subject of the representations contained in this Section 5.1.

               5.2  Buyer's Representations and Warranties.
Buyer makes the following representations and warranties to Seller upon which warranties and representations Seller has relied and will continue to rely, all of which are true as of the date of this Agreement and will be true and correct as of the
Closing:

                    5.2.1 Organization. Buyer is duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified to do business in the State of California. The execution and delivery of this Agreement and the other documents contemplated this Agreement by Buyer, and the performance by Buyer of the obligations under this Agreement and the other documents contemplated in this Agreement (i) are within the power of Buyer; (ii) have been duly authorized by all requisite partnership action and corporate action on the part of all of its constituent corporate partners; and (iii) will not violate any provision of law, any order of any court or agency of government, the charter documents of Buyer or its general partners, or any indenture, agreement or any other instrument to which Buyer is a party. This Agreement and each of the other documents described in this Agreement when executed and delivered to Buyer, will constitute legal, valid and binding obligations enforceable against Buyer in accordance with the terms of such documents.

          6.   SELLER'S OBLIGATIONS.  Seller hereby covenants to
Buyer, upon which covenants Buyer has relied and will continue to rely, that for the period from the date of this Agreement through and including the Closing Date:

               6.1 Further Liens and Encumbrances. Seller will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement. Seller will not hereafter modify, extend, renew, replace or otherwise change any of the terms, covenants or conditions of any of such documents, or enter into any new agreements affecting the Property without the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion.

               6.2 Leases; Other Contracts; Interim Activities. Seller will not hereafter terminate, modify, extend, renew, replace or otherwise change any of the Leases or existing contracts or enter into new leases or contracts affecting the Property except with the prior written consent of Buyer, which consent (a) will not be unreasonably withheld (with respect to any such action prior to the expiration of the Due Diligence Period), and (b) may be withheld in Buyer's sole and absolute discretion (with respect to any such action after the expiration of the Due Diligence Period). From and after the expiration of the Due Diligence Period, Seller shall not apply for or otherwise deal with any governmental authority regarding the development, entitlement or subdivision of the Real Property without the prior written consent of Buyer, which may be withheld in Buyer's sole and absolute discretion. With respect to any proposed action hereunder by Seller prior to the expiration of the Due Diligence Period, Buyer's consent shall be deemed given if Buyer fails to either approve or disapprove any proposed action by Seller prior to 6:00 p.m. California time on the day which is one (1) business day following the day Buyer receives a written request for approval from Seller.

               6.3 Property Management and Operation. Seller shall maintain the operation of the Property in a good and business-like manner. Seller shall provide all services and operate, manage and maintain the Property (including mechanical equipment of every kind used in the operation thereof) in such a manner that the Property shall be in the same condition on the Closing Date as on the date of this Agreement, ordinary wear and tear excepted. Without limiting the foregoing, Seller shall perform all of its obligations under the Leases and the Service Contracts.

               6.4 Compliance with Laws. Seller shall comply with all Governmental Regulations.

               6.5 Actions Pending. Seller shall notify Buyer promptly of any lawsuits, condemnation proceedings, rezoning, or other governmental order or action or any threat thereof known to Seller which might affect the Property or any interest of Buyer whatsoever.

               6.6  Insurance Policies.  Seller shall
(a) maintain in full force and effect all existing insurance policies through and including the Closing Date and (b) use its best efforts to arrange for Buyer to be named as an additional insured or contract vendee, as applicable, on such policies from and after the date this Agreement is executed and delivered by Buyer and Seller.

               6.7 Leasing Commissions. Prior to or on the Closing Date, Seller shall, at its sole cost and expense, pay in full all outstanding brokerage and leasing commissions, finders fees or like sums pertaining to any and all Leases (other than any new leases or lease amendments that Buyer has approved in accordance with the terms of this Agreement).

               6.8 Cooperation with Representatives. Seller shall cooperate with Buyer and its accountants, counsel and/or other representatives in providing information and materials pertaining to the operation and marketing of the Property, including access to the Property. Without limiting the generality of the foregoing, from and after the execution and delivery of this Agreement, Seller shall allow a representative or representatives of Buyer access to the Property for the purpose of (a) monitoring the operation of the Property,
(b) meeting with and interviewing tenants of the Property, which tenants shall be made available for such interviewing process, and (c) performing such investigations and analyses of the Property as Buyer may reasonably require.

               6.9 No Removal of Personal Property. Seller will not remove any of the Personal Property unless the Personal
Property so removed is simultaneously replaced with substantially similar Personal Property of similar quality or utilities.

               6.10 Obtaining Estoppels and Consents. Seller shall use its best efforts to obtain all written consents from third parties required or reasonably requested by Buyer or its accountants, counsel or other representatives in connection with this Agreement, including, without limitation, the Tenant Estoppels.

               6.11 Service Contracts. Seller shall deliver notices of termination to any vendors under the Service Contracts which have been designated in writing by Buyer to be terminated ("Disapproved Service Contract List") provided that the Disapproved Service Contract List is delivered by Buyer to Seller on or before the expiration of the Due Diligence Period, and provided further that any such termination shall be conditioned upon and effective only as of the Closing. Seller shall, within two (2) days following the later of the expiration of the Due Diligence Period or Buyer's delivery of the Disapproved Service Contract List, deliver termination notices to each of the vendors with respect to the Service Contracts so designated by Buyer in the Disapproved Service Contract List. Seller shall be solely responsible for all costs and expenses associated with the termination of any of the Service Contracts set forth by Buyer in the Disapproved Service Contract List.

               6.12 Post-Closing Financial Records. As soon as reasonably practicable following the Closing Date, Seller shall deliver to Buyer the following information with respect to the Property: (a) a final income statement through the Closing Date, (b) a final cumulative general ledger through the Closing Date, and (c) a final aged delinquency listing, including all security deposits received by Seller.

               6.13 Audit Rights. At Buyer's request at any time from and after the date hereof until the date that is one (1) year after the Closing Date, Seller shall, at Buyer's expense, provide to Buyer's designated independent auditor access to the books and records of the Property, regarding the period for which Buyer is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission, to the extent that such books, records and related information are in Seller's possession or control and relate to the period during which Seller held title to the Property. Further, Seller agrees to provide to such auditor a representation letter regarding the books and records of the Property, in substantially the form of Exhibit "N" attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards.

               6.14       Management and Listing Agreements.
Seller agrees to terminate, at Seller's sole cost and expense, all property management agreements and brokerage leasing agreements effective as of the Closing Date.

               6.15 Change in Condition. Seller shall promptly notify Buyer of any change in any material condition with respect to the Property or any event or circumstance which makes any representation or warranty of Seller under this Agreement materially untrue or misleading, or any covenant of Buyer or Seller under this Agreement incapable of being performed, it being understood that Seller's obligation to provide notice to Buyer shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.

          7.   TITLE TO REAL PROPERTY.  At Closing, title to the
Real Property will be conveyed to Buyer by Seller by the Deeds, subject only to the following matters ("Permitted Exceptions"):

               7.1 matters of title respecting the Real Property approved or deemed approved by Buyer in accordance with this Agreement; and

               7.2 matters affecting the condition of title to the Real Property created by or with the written consent of Buyer.

          8.   CONDITIONS PRECEDENT/CONCURRENT TO CLOSING;
CLOSING DATE.

               8.1  Buyer's Conditions.  Buyer shall not be
required to close the transaction provided for under this Agreement, unless and until Buyer deems that each and every one of the following conditions has been fulfilled:

                    8.1.1 Representations, Warranties and
Covenants of Seller. Seller shall have duly and timely performed each and every covenant to be performed by Seller under this Agreement and the representations and warranties set forth in this Agreement shall be true and correct as of the Closing in all respects.

                    8.1.2 Seller's Deliveries. Seller shall have duly and timely delivered to Buyer all of the items described in
Section 4.1 of this Agreement.

                    8.1.3 No Material Changes. At the Closing, there will be no material adverse changes in the physical or financial condition of the Property which were discovered by Buyer after the Due Diligence Period.

                    8.1.4 Delivery of Pre-Closing Documents and
Agreements. Seller shall have delivered to Buyer on or before the Closing Date the following:

                          8.1.4.1 Originals of all Leases and an
                                   updated Rent Roll current as
                                   of Closing;

                          8.1.4.2 Originals of all Records and
                                   Plans;

                          8.1.4.3 Originals of all Licenses and
                                   Permits;

                          8.1.4.4 Originals of all Service
                                   Contracts;

                          8.1.4.5 Originals of all Warranties;

                          8.1.4.6 Final Certificates of
                                   Occupancy respecting all
                                   premises at the Property, to
                                   the extent the same are in
                                   Seller's possession or
                                   control;

                          8.1.4.7 Copies of any and all other
                                   written contracts, agreements
                                   or documents and any other
                                   matters affecting the
                                   Property, and such other
                                   documents and information as
                                   Buyer may reasonably request;
                                   and

                          8.1.4.8 Estoppel certificates or
                                   consents in form and substance
                                   as Buyer may require in its
                                   sole and absolute discretion
                                   relating to any Service
                                   Contracts which are to remain
                                   in effect after the Closing
                                   Date.

                          8.1.4.9 All current real estate and
                                   personal property tax bills
                                   for the Property.

                          8.1.4.10Keys to all doors on any
                                   structures and improvements
                                   situated on the Land, and keys
                                   to all Personal Property
                                   located on the Real Property,
                                   which keys shall be properly
                                   tagged for identification.

                    8.1.5 Title Insurance. The Title Company will have issued or have unconditionally and irrevocably committed to issue the Title Policy to Buyer.

                    8.1.6 Due Diligence Approval. Buyer shall have approved (or be deemed to have approved) all matters to be reviewed in accordance with Section 9 of this Agreement.

                    8.1.7 Miscellaneous Information and
Documentation. Seller shall have delivered to Buyer all of the information and documentation required by this Agreement and Seller shall have satisfied and complied with all of its covenants and agreements contained herein.

                    8.1.8 Exhibits and Schedules.  On the Closing
Date, Seller shall have updated each of the Exhibits and Schedules attached hereto, so that, the same are true and accurate as of the Closing Date, and Buyer, as applicable, shall have approved any changes therein at its sole and absolute discretion.

                    8.1.9 Estoppel Certificates. Seller shall have delivered to Buyer Tenant Estoppels executed by tenants occupying (i) at least 85% of the total square feet of leased space of the Property and (ii) rentable square footage in excess of 3,500 square feet. Seller shall make a reasonable good faith attempt to obtain such Tenant Estoppels from every tenant of the Property.

                    8.1.10 Loan Assumption. The Existing Lender (as defined in Section 15 below) shall have approved of the assumption of the Existing Loans by Buyer or Buyer's assignee hereunder, and the terms of and the documents effectuating such assignment, assumption and consent shall be acceptable, in form and substance, to Buyer, in its sole discretion, all in accordance with the terms of Section 15.

          9.   DUE DILIGENCE PERIOD:

               9.1 Matters To Be Reviewed. Buyer's obligation to close the purchase of the Properties and to pay the Purchase Price shall be subject to and conditioned upon Buyer's complete satisfaction with all of the following items, each of which Buyer shall have the right to review and approve or disapprove in Buyer's sole and absolute discretion during the Due Diligence
Period:

                    9.1.1 Title. Buyer will have until 6:00 p.m. (California time) on the expiration of the Due Diligence Period to examine and approve all matters of title and to notify Seller in writing of any defects in title, as determined by Seller in its sole and absolute discretion. Seller shall, at its sole cost and expense, within three (3) days following the date this Agreement is executed and delivered by Buyer and Seller, deliver to Buyer (i) a current preliminary title report issued by the Title Company and relating to the Real Property, together with all underlying documents relating thereto, and (ii) evidence that the Property complies with the Subdivision Map Act of California. If Buyer fails to notify Seller in writing of any objections to title prior to the expiration of the Due Diligence Period, title to the Property shall be conclusively deemed to be approved by Buyer. If Buyer timely notifies Seller in writing of specific objections to title prior to the expiration of the Due Diligence Period, Seller will have three (3) business days after receipt of Buyer's notification of any objection in which to advise Buyer that:

                          9.1.1.1 Seller will remove any
objectionable exceptions on or before the Closing Date; or

                          9.1.1.2 Seller will not cause the
exceptions to be removed.

                    If Seller advises Buyer that it will not cause the exceptions to be removed, Buyer will have five (5) days from its receipt of Seller's notice to elect to:

                          (i)     proceed with the purchase and
acquire the Property subject to such exceptions, but conditioned upon Seller fulfilling each and every one of its other obligations hereunder and all of the other conditions precedent in favor of Buyer having been duly and timely satisfied; or

                          (ii)    terminate this Agreement by
written notice to Seller, in which case all rights and obligations of the parties existing hereunder shall terminate and be of no further force or effect, except any rights and obligations which are expressly stated to survive the termination of this Agreement. If this Agreement is terminated, the Deposit, and any interest thereon, will be immediately returned to Buyer without further instructions from Seller.

                    If Buyer does not give Seller written notice of its election within said five (5) day period, Buyer will be conclusively deemed to have approved title to the Property.

                    If Seller commits to remove any objection to title and fails to do so by the Closing Date, Seller will be in material default under this Agreement and Buyer may, at Buyer's election, terminate this Agreement and pursue its remedies as set forth in Section 14 of this Agreement.

                    9.1.2 Inspections and Studies. Buyer will have until 6:00 p.m. (California time) on the expiration of the Due Diligence Period to conduct (as applicable) and review and approve any and all inspections, investigations, tests, studies (including feasibility studies and other economic models) and appraisals as Buyer may have elected to make or obtain with respect to the Property and/or the operation and financial condition of the Property, including, without limitation, calculations of floor areas, financial analyses of the books and records, environmental inspections and studies, structural and mechanical investigations, appraisals, and analyses of the Property's compliance with Governmental Regulations. Buyer and Buyer's representatives, agents and designees will have the right to enter the Property at all reasonable times, upon reasonable oral notice to Seller to perform all such investigations of the Property and to conduct interviews with (i) tenants of the Property, (ii) property management personnel of Seller, and (iii) such other parties as Buyer may deem appropriate in its sole discretion (provided that no such interview shall occur unless Buyer has notified Seller of its interest in conducting any such interview and provided Seller or a Seller representative with an opportunity to be present for any such interview). Seller will cooperate with Buyer and its representatives in that regard. Seller shall deliver to Buyer at Seller's sole cost and expense, within five (5) days (unless indicated otherwise below) following the date this Agreement is executed and delivered by Buyer and Seller, all information in Seller's possession or control which is reasonably related to the Property, plus the following items:

                          9.1.2.1 To the extent in Seller's
possession, an ALTA "as-built" survey of the Real Property prepared by a licensed surveyor;

                          9.1.2.2 Any and all Leases and all
modifications or amendments and guaranties relating thereto; all tenant correspondence and all current financial statements of tenants to the extent the same are in Seller's possession or control; the Existing Loan and all documents evidencing, relating to and/or securing the Existing Loan; all contracts (including the Service Contracts), agreements and management agreements (including, without limitation, parking, elevator, HVAC and landscaping maintenance contracts); all "operating statements" for the years during which Seller owned the respective Property(ies); a balance sheet dated no earlier than December 31, 1996; an income statement for the last two (2) calendar years and a year-to-date income statement for the calendar year 1997, each such statement to be certified by Seller as being true, correct and complete reports prepared by Seller in the ordinary course of business; all "Base Year" information applicable to the Leases; a cumulative general ledger for year-to-date 1997, reports (including, to the extent in Seller's possession, all environmental reports, soils reports, surveys and plans and specifications affecting or relating to the Property, and all modifications or amendments thereto); to the extent in Seller's possession, all Records and Plans, Warranties, Licenses and Permits and governmental approvals obtained or held by Seller and relating to the development, construction, operation, use or occupancy of any of the Property.

                          9.1.2.3 A current rent roll (to be
updated as of the expiration of the Due Diligence Period and as of the Closing), prepared and certified by Seller as being true, correct and complete on a form reasonably acceptable to Buyer (the "Rent Roll").

                          9.1.2.4 Reports of insurance carriers
insuring the Property during the period of Seller's ownership of the Property and each portion thereof respecting the claims history of the Property; insurance policies or certificates of Seller and tenants respecting the Property; to the extent in Seller's possession, all correspondence, reports, and notices pertaining to the existence of toxic or Hazardous Materials and/or waste at the Property; all permits, reports, certificates and notices pertaining to the existence, removal and/or decommission of any and all storage tanks located on, at or underneath the Property; to the extent in Seller's possession, all certificates of occupancy; to the extent in Seller's possession, all maps; to the extent in Seller's possession, all brokerage and commission agreements; all agreements entered by Seller and Seller's affiliates affecting the Property and/or income and cash flow to be received from the Property that will survive the Closing; tax bills and assessments for the current year and the two (2) year period immediately preceding the current year; copies of the most recently available utility bills and similar records respecting the Property; any and all information in Seller's possession respecting the creditworthiness of the tenants under the Leases at the Property; to the extent in Seller's possession, all written reports respecting incidents of theft, burglary or crimes attempted or committed at, on or to the Property or other such incidents which are the subject of litigation; and such other information reasonably requested by Buyer of Seller in writing during the Due Diligence Period.

                    9.1.3 Indemnity. Buyer agrees to indemnify and hold Seller harmless from any and all injuries, losses, liens, claims, judgments, obligations, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) sustained by Seller to the extent same results from or arises out of any inspections by Buyer or any of its representatives pursuant to Section 9.1.2 above.

               9.2  Notice of Objections.

                    9.2.1 If Buyer fails to notify Seller in writing of any objections to the items set forth in Section 9.1.2 on or before the expiration of the Due Diligence Period, Buyer shall be conclusively deemed to have approved such items.

                    9.2.2 If Buyer notifies Seller in writing of any objections to the condition of one or more of the Properties or any other matters relating to one or more of the Properties and/or operation or financial condition of one or more of the Properties as set forth in Section 9.1.2 on or before the expiration of the Due Diligence Period, the parties will have five (5) business days to agree upon a resolution of the objection(s). If the parties cannot agree within the five (5) business day period, then Buyer may terminate this Agreement by delivering written notice to Seller (which notice must be given within three (3) business days after the expiration of the five
(5) business day period), in which event all rights and obligations of the parties existing hereunder shall terminate and be of no further force or effect, except any rights and obligations which are expressly stated to survive the termination of this Agreement. If this Agreement is terminated, the Deposit and any interest accrued thereon will be returned to Buyer.

          10. PRORATIONS. The following are to be prorated as of the Closing Date, as follows:

               10.1 Current Rent. Current rent under the Leases shall be prorated as of the Closing Date, regardless of whether such rent has been paid to Seller.

               10.2 Percentage Rent. Percentage rent under the Leases, if any, shall be prorated to Buyer and Seller on the basis of the applicable tenant's gross sales for each month of Buyer's and Seller's respective ownership of the Property.

               10.3 Rent Arrears. With respect to any rent arrears arising under the Leases, Buyer shall pay to Seller any rent actually collected that is applicable to the period preceding the Closing Date, less reasonable collection charges; provided, however, that it is hereby understood and agreed that all rent collected by Buyer shall be applied first to unpaid rent accruing after the Closing Date, and then, only after all such past due rent has been collected, to unpaid rent accruing prior to the Closing Date.

               10.4 Security Deposits. Security deposits paid by tenants pursuant to the Leases, and any interest required to be paid thereon, shall be fully credited to Buyer at Closing.

               10.5 Other Tenant Charges. If, pursuant to the Leases, the tenants are entitled to payments by the landlord (other than a return of security deposits) in excess of the amounts credited to Buyer at Closing for the Lease year in which the Closing Date falls, Seller shall be responsible for a portion of such payment as determined on the basis of a fraction, the denominator of which shall be twelve (12) and the numerator of which shall be the number of months (or part thereof) in such Lease year prior to the Closing Date. Prorations for any partial months shall be calculated on a daily basis. Buyer shall be responsible for the remainder.

               10.6 Utility Charges. Seller shall cause the utility and water meters to be read on the Closing Date, and shall be responsible for the cost of all utilities and water used prior to that time, except to the extent such utility charges are billed to and paid by tenants directly.

               10.7 Other Prorations.   Liability for all real
property taxes, common area maintenance, Property operation expenses, and other recurring costs shall be prorated as of the Closing Date; provided, however, Buyer shall not be responsible for any costs or expenses pertaining to Service Contracts or other items of expense which Buyer has not approved in writing. Seller shall remain liable for any supplemental taxes attributable to any period prior to the Closing. If any such supplemental taxes shall be billed to Buyer or levied against the Property after the Closing, then Seller agrees to pay its prorated share thereof to Buyer within thirty (30) days of demand therefor by Buyer. Any such sums not paid when due may be advanced by Buyer, and such amounts shall bear interest from the date of advance by Buyer until paid by Seller at the maximum contract rate permitted by law.

               10.8       Free Rent.  Buyer shall be credited
with the amount of any unexpired free rent, rental credit or other economic concession in favor of any of the tenants under any of the Leases as of the Closing Date.

               10.9 Preliminary Closing Adjustment. Seller and Buyer shall jointly prepare a preliminary closing adjustment computation on the basis of the Leases and other sources, and shall deliver such computation to the Escrow Holder prior to Closing.

               10.10      Post-Closing Reconciliation.   All
items described in this Section 10 that are capable of being prorated as of the Closing Date, shall be prorated as of the Closing Date. All other items shall be reconciled within one hundred eighty (180) days after the Closing Date to the extent that such items may be reconciled within such one hundred eighty
(180) day period, or, to the extent such items may not be reconciled within such one hundred eighty (180) day period, when such items may first be reconciled after Closing.

               10.11      Survival.  The provisions of this
Section 10 shall survive Closing.

          11. COSTS AND EXPENSES. The closing costs shall be allocated as follows:

               11.1 Seller. Seller shall pay all premiums for the base portion of the Title Policy (e.g., CLTA), Seller's share of prorations, all state and county transfer taxes, all sales taxes, any other tax or assessment imposed as a result of the transactions contemplated under this Agreement, and any document recording charges and notary fees, including, without limitation, any recording fees and notary charges with respect to the Deeds.

               11.2 Other Closing Costs. Buyer and Seller will share equally all escrow fees and each will pay their own legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively. Buyer shall be responsible for the cost to update any existing surveys or obtain any new surveys. Buyer shall be responsible for any additional title insurance requested by Buyer, including all endorsements and the additional cost to obtain an ALTA policy of title insurance, its share of prorations and all other closing costs and expenses will be allocated between Buyer and Seller in accordance with the customary practice in the county in which the Property is located.

               11.3 Delivery of Possession. Simultaneously with the Closing, Seller shall deliver possession and enjoyment of the Property to Buyer and Buyer shall thereupon have the immediate right to possess, develop, use, sell, encumber and/or transfer the Property, or any part thereof for its own account to the total exclusion of Seller.

          12.  GENERAL INDEMNIFICATION.

               12.1 Seller Indemnification. Seller will defend, indemnify and hold the Buyer, its officers, directors, agents, shareholders, representatives, employees, attorneys, affiliates, beneficiaries, subsidiaries, successors and assigns (collectively, the "Buyer Indemnitees") harmless from and against:

                    12.1.1         Any and all claims, demands,
liabilities, liens, costs, expenses, penalties, damages and losses (including, but not limited to, attorneys' fees and costs) of every kind and nature incurred or accrued prior to the Closing Date with respect to the Property, whether arising from acts or omissions of Seller, its agents or employees or otherwise;

                    12.1.2         Any and all liabilities and
obligations arising from any breach of the warranties, representations, covenants and agreements of Seller or its agents contained in this Agreement or in any agreements between Seller and any third parties relating to the Property or the Leases; and

                    12.1.3         Any and all liabilities and
obligations arising after the Closing Date as a result of Seller's failure to pay all taxes, assessments, fees and other government charges levied upon Seller's assets and income or otherwise relating or attributable to the Property or the operations conducted thereon and due as of the Closing Date.

               12.2 Buyer Indemnification. Buyer will defend, indemnify and hold the Seller, its officers, directors, agents, shareholders, representatives, employees, attorneys, affiliates, beneficiaries, subsidiaries, successors and assigns (collectively, the "Seller Indemnitees") harmless from and against:

                    12.2.1         Any and all claims, demands,
liabilities, liens, costs, expenses, penalties, damages and losses (including, but not limited to) attorneys' fees and costs) of every kind and nature incurred or accrued after the Closing Date with respect to the Property, whether arising from acts or omissions of Buyer, its agents or employees or otherwise; and

                    12.2.2         Any and all liabilities and
obligations arising from any breach of the warranties or representations of Buyer contained in this Agreement.

          The foregoing indemnifications shall survive the Closing.

          13.  CONDEMNATION AND DESTRUCTION:

               13.1 Eminent Domain or Taking. If proceedings under a power of eminent domain relating to the Property or any part thereof are commenced prior to the Closing Date, Seller shall promptly inform Buyer in writing.

                    13.1.1         If such proceedings involve
the taking of title to all or any Material (defined below) interest in the Property, Buyer may elect to terminate this Agreement by notice in writing sent within thirty (30) days of Seller's written notice to Buyer, in which case the Deposit, and any interest thereon, will be returned to Buyer and neither party shall have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

                    13.1.2         If the proceedings do not
involve the taking of title to all or a Material interest in the Property or if Buyer does not elect to terminate this Agreement, this transaction will be consummated as described in this Agreement and any award or settlement payable with respect to such proceeding will be paid or assigned to Buyer upon the Closing.

                    13.1.3         For purposes of this Section
13.1, "Material" shall mean a taking which Buyer reasonably determines materially and adversely affects the value or operations of the Property.

               13.2 Damage or Destruction. Except as provided in this paragraph, prior to the Close of Escrow the entire risk of loss of damage by earthquake, flood, hurricane, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Closing Date, any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage.

                    13.2.1         If such damage or destruction
is Material (as defined below), Buyer has the option to terminate this Agreement upon written notice to the Seller given not later than thirty (30) days after receipt of Seller's written notice to Buyer advising of such damage or destruction.

                    13.2.2         If this Agreement is so
terminated, Buyer will be entitled to the return of the Deposit together with any interest thereon.

                    13.2.3         If Buyer does not timely
exercise this option to terminate this Agreement, or if the casualty is not Material, Seller will assign to Buyer all of Seller's right, title and interest in and to any and all insurance proceeds under Seller's insurance policies relating to such damage or destruction, and shall reduce the Purchase Price by the amount of the deductible and any other amount less than $100,000 which is not covered by insurance under such policies (including reasonably anticipated post-Closing rental loss, except to the extent covered by insurance, through to completion of such repair and restoration resulting from such casualty), and this transaction will close pursuant to the terms of this Agreement. If the cost to repair any uninsured casualty exceeds $100,000, Seller's consent must be obtained before the Purchase Price is reduced under this Section 13.2.3 by the amount of such repair cost. If Seller does not so consent to such a reduction in the Purchase Price, Buyer shall have the right to purchase the Property without any such reduction or terminate this Agreement.

                    13.2.4         For purposes of this Section
13.2, "Material" is deemed to be any damage or destruction to the Property where the cost of repair or replacement is estimated to be more than 10% of the Purchase Price (determined on an aggregate basis and on a per property basis based upon the purchase price allocation set forth in Section 3.3 above).

                    13.2.5         Survival.  The provisions of
this Section 13 shall survive the Closing.

          14.  REMEDIES:

               14.1 Buyer's Remedies. IN THE EVENT THAT SELLER SHALL FAIL TO CONSUMMATE THIS AGREEMENT FOR ANY REASON, EXCEPT BUYER'S DEFAULT OR A TERMINATION OF THIS AGREEMENT BY BUYER OR SELLER PURSUANT TO A RIGHT TO DO SO UNDER THE PROVISIONS HEREOF, BUYER SHALL HAVE THE FOLLOWING REMEDIES, WHICH SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDIES BASED UPON A DEFAULT BY SELLER. SUCH REMEDIES SHALL NOT BE CUMULATIVE, MEANING BUYER MAY EXERCISE ONE
(1) BUT NOT BOTH OF SUCH REMEDIES. BUYER SHALL DELIVER TO SELLER AND ESCROW HOLDER NOTICE OF ITS ELECTION OF REMEDIES WITHIN TWO
(2) DAYS AFTER SELLER'S DEFAULT. THE SOLE REMEDIES AVAILABLE TO BUYER ARE AS FOLLOWS:
                    (i)   BUYER MAY TERMINATE THIS AGREEMENT, IN
WHICH CASE SELLER SHALL IMMEDIATELY RETURN THE DEPOSIT, TOGETHER WITH ANY INTEREST EARNED THEREON, TO BUYER, UPON EXECUTION OF CANCELLATION INSTRUCTIONS BY BUYER, AND SELLER SHALL PAY ANY ESCROW CANCELLATION CHARGES. IN ADDITION, SUBJECT TO THE TERMS OF SECTION 18.20 BELOW, BUYER SHALL HAVE THE RIGHT TO PURSUE AN ACTION AGAINST SELLER FOR ALL ACTUAL OUT-OF-POCKET (BUT NOT CONSEQUENTIAL) DAMAGES SUFFERED BY BUYER; OR

                    (ii)  BUYER MAY BRING AN ACTION FOR SPECIFIC
PERFORMANCE AGAINST SELLER WITH RESPECT TO THIS AGREEMENT BUT
ONLY UNDER THE FOLLOWING CONDITIONS AND CIRCUMSTANCES:

                          (a)     BUYER SHALL HAVE FULLY
PERFORMED ALL OBLIGATIONS OF BUYER UNDER THIS AGREEMENT, EXCEPT
THAT WITH RESPECT TO DEPOSITING THE BALANCE OF THE PURCHASE
PRICE, BUYER SHALL HAVE EVIDENCED TO SELLER'S REASONABLE
SATISFACTION THAT BUYER IS READY, WILLING AND ABLE TO TIMELY
DEPOSIT SAID FUNDS IN ESCROW;

                          (b)     THE ACTION SHALL BE COMMENCED,
AND SERVICE OF PROCESS UPON SELLER MADE, NOT LATER THAN FORTY-
FIVE (45) DAYS AFTER SELLER'S DEFAULT; AND

                          (c)     ALL OF THE ISSUES IN SUCH
ACTION, WHETHER OF FACT OR LAW, SHALL BE HEARD BY A REFERENCE PROCEEDING PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE,
SECTION 638, ET. SEQ. WITHIN TEN (10) DAYS FOLLOWING THE COMMENCEMENT OF ANY SUCH ACTION, THE PARTIES SHALL MAKE APPLICATION TO THE COURT IN WHICH THE ACTION IS PENDING FOR THE APPOINTMENT OF A RETIRED SUPERIOR COURT JUDGE OR COURT OF APPEAL JUSTICE FROM THE THEN CURRENT LIST OF RETIRED JUDGES AVAILABLE TO SERVE AS REFEREES IN THE COUNTY IN WHICH SUCH ACTION IS COMMENCED TO SERVE AS THE REFEREE. THE REFEREE CHOSEN SHALL BE DEEMED QUALIFIED ONLY IF HE IS WILLING TO AGREE TO HEAR THE SUBJECT ACTION WITHIN TWENTY (20) DAYS FOLLOWING THE DATE OF APPLICATION TO THE COURT, TO HEAR THE SUBJECT ACTION ON CONSECUTIVE DAYS AND TO RENDER A DECISION WITHIN A FURTHER FIFTEEN (15) DAY PERIOD. THE PARTIES SHALL ADVANCE, IN EQUAL SHARES, THE FEES AND EXPENSES OF THE REFEREE SELECTED PURSUANT TO THIS PROVISION, BUT THE LOSING PARTY IN ANY SUCH ACTION SHALL REIMBURSE THE PREVAILING PARTY FOR ANY AND ALL FEES AND EXPENSES PREVIOUSLY ADVANCED BY SUCH PREVAILING PARTY FOR THE REFEREE.

               14.2 Seller's Remedies. IF BUYER SHOULD FAIL TO CONSUMMATE THIS AGREEMENT AS A RESULT OF BUYER'S DEFAULT UNDER THE TERMS OF THIS AGREEMENT, THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE THIS AGREEMENT BY NOTIFYING BUYER THEREOF AND RECEIVE OR RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES AGREE THAT SELLER WILL SUFFER DAMAGES IN THE EVENT OF BUYER'S DEFAULT ON ITS OBLIGATIONS. ALTHOUGH THE AMOUNT OF SUCH DAMAGES IS DIFFICULT OR IMPOSSIBLE TO DETERMINE, THE PARTIES AGREE THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER'S LOSS IN THE EVENT OF BUYER'S DEFAULT. THUS, SELLER SHALL ACCEPT AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES BUT NOT AS A PENALTY. SELLER HEREBY ACKNOWLEDGES AND AGREES SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY AND SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389 AND ANY OTHER APPLICABLE EXISTING OR FUTURE LAW PERMITTING A CONTRACT TO BE ENFORCED EVEN THOUGH DAMAGES ARE LIQUIDATED FOR ITS BREACH.

          SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND
UNDERSTAND THE PROVISIONS OF THE FOREGOING PROVISION AND BY THEIR
INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller:/s/ MS                Buyer:  /s/VJC


          150  LOAN ASSUMPTION.

               15.1 Loan Assumption Contingency. Buyer's obligation to close the purchase of one or more of the Properties in accordance with the terms of this Agreement is expressly subject to and conditioned upon (i) the consent by the Existing Lender to the assignment to and assumption by Buyer (or Buyer's assignee hereunder) of those obligations of Seller under the Existing Loans accruing from and after the Closing Date; and
(ii) Buyer's approval, in its sole and absolute discretion, of the Existing Loans and of the terms and conditions governing and the documents effectuating such assignment, assumption and consent (including, without limitation, a beneficiary statement from the Existing Lender acceptable to Buyer). Notwithstanding anything to the contrary contained in this Agreement, if the conditions set forth in subparagraphs (i) and (ii) above have not been fully satisfied on or before October 1, 1997, Buyer shall have the right to terminate this Agreement as to [one or more of] the Properties by written notice to Seller, in which case all rights and obligations of the parties existing hereunder shall terminate as to such Property(ies) and be of no further force or effect, except any rights and obligations which are expressly stated to survive the termination of this Agreement. If this Agreement is terminated as to all of the Properties, the Deposit and any interest thereon will be immediately returned to Buyer without further instructions from Seller.
               15.2 Defined Terms. The term "Existing Lender" shall mean Union Central Life Insurance Co. The term "Existing Loans" shall mean and refer to those certain loans made by the Existing Lender with outstanding principal balances as of the date of this Agreement in the amounts of $1,456,208.00, $3,317,012.00 and $3,368,985.00 (respectively secured by two (2)
first lien deeds of trust on Conejo Business Park and a first lien deed of trust on Marin Corporate Center), and all documents and instruments evidencing, relating to and/or securing said loans.

               15.3       Representation regarding Existing
Loans. Seller hereby represents and warrants that (i) a breakdown of the Existing Loans is attached hereto as Exhibit "O", (ii) a complete schedule of all of the documents evidencing, relating to and/or securing the Existing Loans is attached hereto as Exhibit "O", and (iii) there are no other documents evidencing, relating to and/or securing the Existing Loans except as set forth on Exhibit "O".

          16. MARKETING. Subject to the terms of Section 6.2 above, Seller shall not, without Buyer's prior written approval, enter into, amend or terminate any of the Leases or contracts affecting the Property or take any other actions affecting the Property (other than in the ordinary course of ownership) from the date of this Agreement through the earlier of (a) the Closing, or (b) the termination of this Agreement as to the Property. Notwithstanding the foregoing, Buyer will have the right to market the Property for lease during this period.

          17. BROKERAGE COMMISSIONS. Each party hereby represents and warrants to the other that it has not incurred any obligation to any third party for the payment of any real estate commission, finder's fee or other like sum in connection with the sale of the Property to Buyer, except for a commission which Seller agrees to pay to Told Partners, Inc. and Marcus & Millichap in accordance with the terms of a separate agreement between Seller and said brokers, and each party hereby agrees to indemnify and hold the other party harmless from and against any and all claims, demands, causes of action and costs, including attorneys' fees and costs, made, brought or sought against or from the other arising out of any agreement for the payment of a real estate commission, finder's fee or other like sum entered into between either party and a third party in connection with the sale of the Property to Buyer.

          18. NOTICE. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and (a) delivered personally,
(b) delivered by a national overnight courier (i.e., FedEx), or
(c) transmitted by facsimile, addressed as follows:

 To Seller at:            Silagi Development & Management
                          101 Hodencamp Blvd., Suite 200
                          Thousand Oaks, California 91360
                          Attn:  Mr. Moshe Silagi
                          Facsimile:  (805) 494-1226

                          with a copy to:

                          Polston, Schwartz, Hamilton & Fenster
                          9440 Santa Monica Blvd., Suite 405
                          Beverly Hills, California 90210
                          Attn:  Stephen M. Fenster, Esq.
                          Facsimile:

 To Buyer at:             Arden Realty Limited Partnership
                          9100 Wilshire Blvd., Suite 700 E
                          Beverly Hills, California 90212
                          Attn:   Mr. Victor Coleman
                                        Ms. Brigitta Troy
                          Facsimile:  (310) 274-6218

     with a copy to:

                          Jeffer, Mangels, Butler & Marmaro LLP
                          2121 Avenue of the Stars, Tenth Floor
                          Los Angeles, California 90067
                          Attn:  Scott M. Kalt, Esq.
                          Facsimile:  (310) 203-0567

Notice shall be deemed to have been delivered only upon actual delivery to the intended addressee in the case of either personal, courier, or facsimile delivery. The addresses for purposes of this paragraph may be changed by giving written notice of such change in the manner provided herein for giving notices. Unless and until such written notice is delivered, the latest information stated by written notice, or provided herein if no written notice of change has been delivered, shall be deemed to continue in effect for all purposes hereunder.

          19.  MISCELLANEOUS:

               19.1 Survival. The recitals set forth at the beginning of this Agreement are deemed incorporated herein, and the parties to this Agreement warrant and represent that they do not omit to state any material fact necessary to make the statements or Exhibits, as the case may be, materially misleading. The representations and warranties contained in this Agreement shall survive for a period of twelve (12) months following the Closing Date. The covenants, acknowledgments, agreements, certifications and indemnities contained in this Agreement and the Exhibits, or in any of the documents or agreements executed and/or delivered and/or exchanged pursuant to the terms of this Agreement shall survive the Closing Date, and shall not be deemed to have merged or terminated upon the Closing Date.

               19.2 No Assumption by Buyer or Buyers. By accepting the Deeds, the Bills of Sale, the Assignments of Leases and the Assignments of Intangible Property, Buyer does not intend to assume any obligations of Seller in connection with the Property or otherwise, except as expressly provided to the contrary in such documents. For purposes of any successor liability, Buyer shall not be deemed to be the business successor of Seller, and is not continuing the business of Seller. Buyer shall not be liable for any debts, contracts, obligations or liabilities of Seller from and after the date hereof, unless Buyer specifically agrees to be liable therefor pursuant to a separate written agreement with the appropriate party.

               19.3 Parties in Interest. As and when used herein, the terms, "Seller" and "Buyer" mean and include, and this Agreement their respective successor and assigns and shall be binding upon and inure to the benefit of, the above-named Seller and Buyer and their respective successors and permitted assigns.

               19.4 Section Headings. The headings of sections are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Agreement.

               19.5 No Oral Modifications. This Agreement may not be amended or modified except in writing executed by all parties hereto.

               19.6 Full Integration. Buyer and Seller each acknowledge that there are no other agreements or representa tions, either oral or written, express or implied, that are not embodied in this Agreement, and this Agreement, the Exhibits attached to this Agreement, and the transfer documents, represent a complete integration of all the prior and contemporaneous agreements and understandings and documents.

               19.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and no other party shall be a beneficiary hereunder.

               19.8 Seller's Advice of Counsel. Seller acknowledges that (a) Buyer has not made any representation as to the Federal or State tax implications relating to the transactions contemplated herein, (b) Seller has thoroughly read and reviewed the terms and provisions of this Agreement and the Exhibits attached hereto and is familiar with the terms of this Agreement, (c) the terms and provisions contained in this Agreement are clearly understood by Seller and have been fully and unconditionally consented to by it, (d) Seller has had full benefit and advice of counsel of its own selection, in regard to understanding the terms, meaning and effect of this Agreement,
(e) the execution of this Agreement and of the other documents executed pursuant to this Agreement is done freely, voluntarily, with full knowledge, and without duress, (f) in executing this Agreement, Seller is relying on no other representations, either written or oral, express or implied, made to it by any other party to this Agreement, and the consideration received by it under this Agreement has been actual and adequate.

               19.9 Attorneys' Fees. If an action is commenced by a party hereto resulting from a dispute with respect to the transactions contemplated herein, the prevailing party shall be entitled to recover its attorneys' fees and costs from the other party in such action. As used herein, the term "attorneys' fees" means attorneys' fees whether or not litigation ensues and if litigation ensues whether incurred at trial, on appeal, on discretionary review or otherwise.

               19.10 Governing Law. This Agreement will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California, with venue in the city and County of Los Angeles, California. Each of the parties hereto acknowledge and agree that the laws of the State of California and the selection of venue in the city and County of Los Angeles were freely chosen by Buyer and Seller.

               19.11 Confidentiality. Unless otherwise agreed to in writing by Seller and Buyer, each party will use reasonable efforts to keep confidential the terms of this Agreement, the possible sale of the Property, and all documents, financial statements, reports or other information provided to, or generated by the other party relating to the Property, and will use reasonable efforts to not disclose any such information to any person other than (a) all of the constituent entities comprising Seller (and all of the members of such constituent entities) and all of the employees of such constituent entities (and all of the members of each such constituent entity) as well as the employees of Buyer; (b) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property; and (c) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements; and (d) third parties as required under applicable law. The provisions of this paragraph will survive the termination of this Agreement other than by Closing.

               19.12      Captions.  The captions contained in
this Agreement are for convenience only and are not intended to limit or define the scope or effect of any provision of this Agreement.

               19.13      Severability.  The invalidity,
illegality or unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

               19.14 Time of the Essence. Time is of the essence of this Agreement and of the obligations required hereunder.
               19.15 Non-Waiver. No delay or failure by any party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

               19.16 Assignment. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have the right to designate a buyer to take title to the Property and such Buyer shall succeed to all of the rights and remedies of Buyer and shall be treated as if such party were the original Buyer under this Agreement, including, but not limited to, the specific performance of this Agreement, at which time Buyer shall be automatically released from any further liability hereunder.

               19.17 Facsimile. The parties hereto and their respective successors and assigns are hereby authorized to rely upon the signatures of each person and entity on this Agreement which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each person and entity.

               19.18      Further Assurances.  Buyer and Seller
agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale contemplated in this Agreement.

               19.19      Counterparts.  This Agreement may be
executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one Agreement.

               19.20      WAIVER OF JURY TRIAL.  EACH PARTY
HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT, FOR DAMAGES FOR ANY BREACH UNDER THIS AGREEMENT, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

               19.21      Arbitration.  Except as otherwise
provided in Section 14.1 above, any controversy or claim arising out of or relating to this Agreement or breach thereof shall be resolved by arbitration before a retired judge of the Superior Court of the State of California for the County of Los Angeles (the "Los Angeles Superior Court") in the following manner:

                    (a)   The arbitration shall begin by one
party serving a complaint and a demand for arbitration upon other parties. The party serving the demand shall include with the demand a list of five retired judges of Los Angeles Superior Court from the then available list of retired judges willing to act as private judges. The responding party shall then have ten days to select the arbitrator from the list of five. If the selected arbitrator is unavailable, the responding party may choose another name; with the process repeated until the list of five is exhausted. If none of the five judges is available, the responding party may select a judge from the list of available retired judges.

                    (b)   The arbitration shall take place in Los
Angeles, California at a time and place selected by the arbitrator.

                    (c) The parties to the arbitration may have all rights and powers afforded to a civil litigant in Los Angeles Superior Court, including the ability to conduct full discovery. The arbitrator shall be governed by the rules of civil procedure for actions filed in California Superior Courts as set forth in California Code of Civil Procedure ("CCP"). The arbitrator may deviate from the rules by stipulation of the parties.

                    (d)   The parties shall evenly divide the
cost of the arbitrator's fees. The arbitrator shall have the power, as part of any award, to include these fees as an element of recovery.

                    (e)   Should the arbitrator at any time prior
to the commencement of the arbitration hearing become incapacitated or otherwise unable to fulfill his or her duties, the parties agree to seek a mutually agreeable replacement.

                    (f)   The procedure for implementing or
challenging the arbitrator's decision shall be that set forth in CCP Section 1285, et seq., relating to the confirmation, correction, or vacation of arbitration awards. Except as set forth by that procedure, the arbitrator's award shall be considered final, and not subject to appeal or collateral attack.

          20. AS-IS. Except as specifically set forth in this Paragraph and the representations set forth in Paragraph 5 above, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including but not limited to, any representation or warranty concerning title to any of the Properties, the physical condition of any of the Properties (including, but not limited to, the condition of the soil or the improvements) , the environmental condition of the Properties (including, but not limited to, the presence or absence of hazardous substances on or respecting any of the Properties) , the compliance of any of the Properties with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting any of the Properties), the financial condition of the Properties or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to any of the Properties or any party thereof. Buyer acknowledges that Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Properties and its value and suitability for Buyer's purposes, and Seller shall cooperate with Buyer in making such information available to Buyer for such examination. Except as to matters specifically set forth in this Paragraph and the representations set forth in Paragraph 5 above, Buyer will acquire the Properties solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Title Policy.

          21. 1031 Exchange. Buyer agrees to cooperate with Seller in completing an exchange qualifying for non-recognition under Internal Revenue Code Section 1031 and the applicable provisions of the California Revenue and Taxation Code, as may be amended from time to time. Seller and Buyer agree, however, that the consummation of the transactions contemplated by this Agreement are not predicated or conditioned upon completion of such an exchange. If Seller elects to complete and exchange, Buyer, shall execute all escrow instructions, documents, agreements, or instruments reasonably requested by the Seller to complete the exchange. Buyer shall incur no additional liabilities, expenses or costs as a result of or connected with the exchange. Seller agrees to indemnify, defend and hold Buyer harmless from any liability, damages or costs (including, but not limited to, reasonable attorneys' fees and costs) that may arise from Buyer's participation in the exchange. Seller's liability to Buyer for Buyer's attorneys fees for reviewing the applicable documents with regard to Buyer's participation in the exchange shall not exceed $500.00 per exchange.

          Buyer and Seller have executed this Agreement as of the date written above.


                              "Seller"

                              /s/ Moshe Silagi
                              MOSHE SILAGI, Co-Trustee of the
                              Silagi Family Trust

                              /s/ Andrea Silagi
                              ANDREA SILAGI, Co-Trustee of the
                              Silagi Family Trust

                              CONEJO BUSINESS PARK, LLC, a
                              California limited liability company


                              By:/s/ Moshe Silagi
                              Name: Moshe Silagi
                              Title: General Member

                              MARIN CORPORATE CENTER, LLC, a
                              California limited liability
                              company


                              By:/s/ Moshe Silagi
                              Name: Moshe Silagi
                              Title:General Member

                              EVERGREEN PLAZA, LLC, a California
                              limited liability company


                              By:/s/ Moshe Silagi
                              Name:  Moshe Silagi
                              Title: General Member


                              "BUYER"

                              ARDEN REALTY LIMITED PARTNERSHIP,
                              a Maryland limited partnership

                              By:  ARDEN REALTY, INC., a Maryland
                                   corporation, its general
                                   partner


                                   By: /s/ Victor J. Coleman
                                        Victor J. Coleman
                                        Its: President and COO